Exhibit 99.1

Contact:	John Collopy (414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended June 30, 2016

MILWAUKEE—July 21, 2016 — Sensient Technologies Corporation (NYSE: SXT) reported diluted earnings per share from continuing operations of 55 cents in this year’s second quarter compared to 64 cents in last year’s second quarter.  Revenue was $360.8 million in this year’s second quarter, an increase of 4.3% compared to $346.0 million in the comparable period last year.  Operating income was $43.7 million in the second quarter of 2016 compared to $45.1 million in last year’s second quarter.  Foreign currency translation impacted second quarter results, reducing reported revenue, operating income and earnings per share by approximately 2%.

For the six months ended June 30, 2016 and 2015, diluted earnings per share from continuing operations were $1.25 and $1.28, respectively.  Revenue increased approximately 2% to $703.3 million in the first half of 2016, from $692.2 million in the first six months of 2015.  Operating income was $91.2 million in the first half of 2016, effectively flat with the $91.5 million reported in the comparable period last year.  Foreign currency translation impacted the first half results, reducing revenue, operating income and earnings per share by approximately 2.5%.

The reported results include restructuring and other costs, which are described in more detail under “Reconciliation of Non-GAAP Amounts” below.  Restructuring and other costs reduced earnings per share from continuing operations by 29 cents in this year’s second quarter and 34 cents in the first half of 2016.  In 2015, restructuring and other costs reduced earnings per share by 17 cents in the second quarter and 28 cents in the first six months of the year.

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Sensient Technologies Corporation	Page 2
Earnings Release – Quarter Ended June 30, 2016
July 21, 2016

The adjusted results, discussed below, eliminate the impact of restructuring and other costs and enhance the overall understanding of the Company’s performance when viewed together with our GAAP results.  Refer to “Reconciliation of Non-GAAP Amounts” below.  Sensient’s second quarter adjusted earnings per share from continuing operations increased 5% to 84 cents, compared to 80 cents in the comparable period last year.  Adjusted operating income was $57.2 million and $55.5 million in the second quarters of 2016 and 2015, respectively.  Foreign currency translation reduced adjusted operating income by approximately 2%, and adjusted earnings per share by approximately 1% in the second quarter.

For the six months ended June 30, 2016 and 2015, adjusted earnings per share from continuing operations were $1.59 and $1.56, respectively.  Adjusted operating income was $108.1 million in the first half of this year, compared to $109.1 million in the comparable period last year.  Foreign currency translation reduced both adjusted operating income and adjusted earnings per share from continuing operations by approximately 3% in the first half of 2016.

Cash provided by operating activities was $54.7 million in the quarter and $100.8 million in the first six months of the year.  Last year cash provided by operating activities was $46.3 million in the second quarter and $76.9 million in the first half of the year.  A portion of this improvement is due to the Company’s increased focus on working capital balances.

“Sensient had a strong quarter, with solid profit growth at each of our operating segments,” said Paul Manning, Chairman, President and CEO of Sensient Technologies Corporation.  “The Color Group was led by strong performances from the Cosmetics and Food Colors businesses, and many of the businesses in the Flavors & Fragrances Group delivered solid results in the quarter.  We are on track to meet our profit growth expectations in 2016.”

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Sensient Technologies Corporation	Page 3
Earnings Release – Quarter Ended June 30, 2016
July 21, 2016

BUSINESS REVIEW

The Flavors & Fragrances Group reported second quarter revenue of $209.3 million, an increase of 2.3% from $204.6 million reported in last year’s second quarter.  Segment operating income was $35.3 million compared to $32.5 million in the second quarter of 2015.  Foreign currency translation reduced revenue and segment operating income by approximately 1% in the quarter.  Several of the businesses in the Flavors & Fragrances Group delivered solid results in the quarter, including Fragrances, North America Savory Flavors, and the Beverage businesses in both North America and Europe.

The Flavors & Fragrances Group reported revenue of $407.7 million and $410.6 million in the first six months of 2016 and 2015, respectively.  Segment operating income was $62.8 million in the first half of this year compared to $63.0 million in the first six months of 2015.  Foreign currency translation reduced both revenue and segment operating income by approximately 2% in the first half of this year.

The Color Group reported revenue of $131.6 million in the quarter, an increase of 8.0% compared to $121.9 million in last year’s second quarter.  Segment operating income increased 9.7% to $28.0 million in the second quarter compared to $25.5 million in the comparable period last year.  Foreign currency translation reduced revenue by 2.6%, and segment operating income by 1.5% in the quarter.  The Color Group’s performance was driven by strong results from the Cosmetics and Food Color businesses.  The Cosmetics business reported double-digit growth for both revenue and operating income, and the Food Color business reported solid revenue and profit growth.

For the first half of 2016, the Color Group reported revenue of $257.6 million, an increase of 5.6% over $244.0 million reported in the first six months of 2015.  Segment operating income increased 7.8%, to $55.8 million in the first six months of this year compared to $51.8 million in the comparable period last year.  Foreign currency translation reduced revenue by 3.6% and segment operating income by 2.6% in the first half of 2016.

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Sensient Technologies Corporation	Page 4
Earnings Release – Quarter Ended June 30, 2016
July 21, 2016

The Asia Pacific Group reported revenue of $31.8 million in the quarter compared to $29.7 million in the comparable period last year.  Segment operating income was $6.1 million in both this year’s and last year’s second quarter.  Revenue for the first six months of 2016 and 2015 was $61.5 million and $58.6 million, respectively.  Segment operating income was $12.1 million in the first half of this year compared to $11.7 million in the first half of last year.  In the second quarter, foreign currency translation reduced revenue by 3.1% and segment operating income by 3.6%.  For the first half of the year, foreign currency translation reduced both revenue and segment operating income by approximately 5%.

The Corporate & Other segment, which includes the restructuring and other costs, reported operating costs of $25.8 million in the quarter and $39.6 million in the first half of 2016.  In 2015, the Corporate & Other segment reported operating costs of $19.1 million in the second quarter and $35.0 million in first six months of the year.

2016 OUTLOOK

Sensient expects earnings per share from continuing operations to be between $2.66 and $2.71, which includes an estimated 54 cents of restructuring and other costs.  The Company expects adjusted earnings per share, which excludes restructuring and other costs, to be between $3.20 and $3.25.  Refer to “Reconciliation of Non-GAAP Amounts” below for a description of restructuring and other costs excluded from the adjusted results and information about the amounts of these costs incurred through the second quarter.  The Company’s previous guidance for earnings per share from continuing operations was $2.90 to $3.00, which included an estimated 25 cents of restructuring and other costs.  The Company’s previous guidance for adjusted earnings per share from continuing operations was $3.15 to $3.25.

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Sensient Technologies Corporation	Page 5
Earnings Release – Quarter Ended June 30, 2016
July 21, 2016

CONFERENCE CALL

The Company will host a conference call to discuss its 2016 second quarter financial results at 10:00 a.m. CDT on Friday, July 22, 2016.  To participate in the conference call, please contact InterCall Teleconferencing at (706) 758-1089 and refer to conference identification number 42691747.  A webcast of the conference call will be available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay will be available beginning at 1:00 p.m. CDT on July 22, 2016, through midnight on July 29, by calling (404) 537-3406 and referring to conference identification number 42691747.  A transcript of the call will also be posted on the Company’s web site at www.sensient.com after the call concludes.

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the pace and nature of new product introductions by the Company and the Company’s customers; the Company's ability to successfully implement its strategy to create sustainable, long-term shareholder value; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various restructuring, productivity-improvement and cost-reduction efforts; changes in costs or availability of raw materials, including energy; industry and economic factors related to the Company’s domestic and international business; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors, including increased intensity of competition; the loss of any customers in certain product lines in which our sales are made to a relatively small number of customers; product liability claims or product recalls; the costs of compliance, or failure to comply, with laws and regulations applicable to our industries and markets; changing consumer preferences and changing technologies; and failure to complete and integrate future acquisitions or dispositions. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable law, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized. Additional information regarding these and other risks can be found in our Annual Report on Form 10-K for the year ended December 31, 2015, and subsequent reports filed with the Securities and Exchange Commission.

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Sensient Technologies Corporation	Page 6
Earnings Release – Quarter Ended June 30, 2016
July 21, 2016

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors and fragrances.  Sensient employs advanced technologies at facilities around the world to develop specialty food and beverage systems, cosmetic and pharmaceutical systems, inkjet and specialty inks and colors, and other specialty and fine chemicals.  The Company’s customers include major international manufacturers representing most of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

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Sensient Technologies Corporation	Page 7
(In thousands, except percentages and per share amounts)

Consolidated Statements of Earnings	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change

Revenue	$360,836	$346,009	4.3%	$703,304	$692,235	1.6%

Cost of products sold	236,402	227,854	3.8%	463,027	456,647	1.4%
Selling and administrative expenses	80,769	73,088	10.5%	149,093	144,075	3.5%

Operating income	43,665	45,067	-3.1%	91,184	91,513	-0.4%
Interest expense	4,637	4,106		9,437	8,021

Earnings before income taxes	39,028	40,961		81,747	83,492
Income taxes	14,277	11,419		25,803	23,215

Earnings from continuing operations	24,751	29,542		55,944	60,277
Gain (loss) from discontinued operations, net of tax	3,365	(92)		3,343	(301)
Net earnings	$28,116	$29,450	-4.5%	$59,287	$59,976	-1.1%

Earnings per share of common stock:
Basic:
Continuing operations	$0.56	$0.64		$1.25	$1.29
Discontinued operations	0.08	-		0.07	(0.01)
Earnings per share of common stock	$0.63	$0.64		$1.33	$1.29

Diluted:
Continuing operations	$0.55	$0.64		$1.25	$1.28
Discontinued operations	0.08	-		0.07	(0.01)
Earnings per share of common stock	$0.63	$0.63		$1.32	$1.28

Average common shares outstanding:
Basic	44,562	46,168		44,640	46,670
Diluted	44,822	46,470		44,902	46,984

Reconciliation of Non-GAAP Amounts

The Company's results from continuing operations for the three and six months ended June 30, 2016, include pre-tax restructuring and other costs of $13.6 million ($12.8 million after-tax or $0.29 per share) and $16.9 million ($15.3 million after-tax or $0.34 per share), respectively. The restructuring costs relate to eliminating underperforming operations, consolidating manufacturing facilities and improving efficiencies within the Company.  The other costs in 2016 are for a long-lived asset impairment charge on a production facility  for which management is currently evaluating strategic alternatives, and the other costs in 2015 are acquisition related costs. The Company's results from continuing operations for the three and six months ended June 30, 2015, include pre-tax restructuring and other costs of $10.5 million ($7.7 million after-tax or $0.17 per share) and $17.6 million ($13.2 million after-tax or $0.28 per share), respectively.

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Operating income from continuing operations (GAAP)	$43,665	$45,067	-3.1%	$91,184	$91,513	-0.4%
Restructuring - Cost of products sold	166	140		810	281
Restructuring - Selling and administrative	3,109	9,482		5,807	16,456
Other - Selling and administrative	10,292	855		10,292	855
Adjusted operating income	$57,232	$55,544	3.0%	$108,093	$109,105	-0.9%

Net earnings from continuing operations (GAAP)	$24,751	$29,542	-16.2%	$55,944	$60,277	-7.2%
Restructuring and other, before tax	13,567	10,477		16,909	17,592
Tax impact of restructuring and other	(738)	(2,766)		(1,600)	(4,363)
Adjusted net earnings	$37,580	$37,253	0.9%	$71,253	$73,506	-3.1%

Diluted EPS from continuing operations (GAAP)	$0.55	$0.64	-14.1%	$1.25	$1.28	-2.3%
Restructuring and other, net of tax	0.29	0.17		0.34	0.28
Adjusted diluted EPS	$0.84	$0.80	5.0%	$1.59	$1.56	1.9%

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Note: Earnings per share calculations may not foot due to rounding differences.

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Sensient Technologies Corporation	Page 8
(In thousands, except per share amounts)

Results by Segment	Three Months Ended June 30,			Six Months Ended June 30,

Revenue	2016	2015	% Change	2016	2015	% Change

Flavors & Fragrances	$209,327	$204,632	2.3%	$407,666	$410,610	-0.7%
Color	131,596	121,850	8.0%	257,630	244,048	5.6%
Asia Pacific	31,823	29,749	7.0%	61,530	58,552	5.1%
Intersegment elimination	(11,910)	(10,222)		(23,522)	(20,975)

Consolidated	$360,836	$346,009	4.3%	$703,304	$692,235	1.6%

Operating Income

Flavors & Fragrances	$35,307	$32,526	8.6%	$62,817	$62,985	-0.3%
Color	28,004	25,528	9.7%	55,848	51,791	7.8%
Asia Pacific	6,112	6,094	0.3%	12,117	11,745	3.2%
Corporate & Other	(25,758)	(19,081)		(39,598)	(35,008)

Consolidated	$43,665	$45,067	-3.1%	$91,184	$91,513	-0.4%

The Company’s reportable segments consist of the Flavors & Fragrances, Color, and Asia Pacific segments. Beginning in the first quarter of 2016, the results of operations for the Company’s color business in China, South Korea and Japan, previously reported in the Asia Pacific segment, are now reported in the Color segment. The results for 2015 have been restated to reflect these changes. The 2016 and 2015 restructuring and other costs related to continuing operations are reported in the Corporate & Other segment.

Consolidated Condensed Balance Sheets June 30	2016	2015

Cash and cash equivalents	$20,193	$21,785
Trade accounts receivable, net	254,635	248,110
Inventories	381,945	428,444
Other current assets	92,628	41,996
Total Current Assets	749,401	740,335

Goodwill & intangible assets (net)	406,497	423,919
Property, plant, and equipment (net)	468,248	476,816
Other assets	89,856	98,017

Total Assets	$1,714,002	$1,739,087

Trade accounts payable	$97,631	$106,960
Short term debt	20,747	24,073
Other current liabilities	97,176	99,772
Total Current Liabilities	215,554	230,805

Long-term debt	601,840	549,075
Accrued employee and retiree benefits	20,300	25,498
Other liabilities	13,990	17,477
Shareholders' Equity	862,318	916,232

Total Liabilities and Shareholders' Equity	$1,714,002	$1,739,087

Beginning in the first quarter of 2016, the Company adopted Accounting Standards Update (ASU) No. 2015-07, Balance Sheet Classification of Deferred Taxes, and ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Costs.  The Company restated its 2015 Consolidated Condensed Balance Sheet to reflect these new accounting standards.

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Sensient Technologies Corporation	Page 9
(In thousands, except per share amounts)

Consolidated Statements of Cash Flows Three Months Ended June 30,	2016	2015

Cash flows from operating activities:
Net earnings	$28,116	$29,450
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	11,689	11,874
Stock-based compensation	2,785	374
Loss on assets	7,649	3,680
Liquidation of foreign entity	(3,257)	-
Deferred income taxes	7,580	(1,350)
Changes in operating assets and liabilities	110	2,260

Net cash provided by operating activities	54,672	46,288

Cash flows from investing activities:
Acquisition of property, plant and equipment	(20,174)	(23,539)
Proceeds from sale of assets	873	34
Acquisition of new business	-	(8,393)
Other investing activity	(30)	(77)

Net cash used in investing activities	(19,331)	(31,975)

Cash flows from financing activities:
Proceeds from additional borrowings	11,922	79,128
Debt payments	(35,783)	(13,060)
Purchase of treasury stock	(3,135)	(65,077)
Dividends paid	(12,103)	(11,668)
Proceeds from options exercised and other	129	370

Net cash used in financing activities	(38,970)	(10,307)

Effect of exchange rate changes on cash and cash equivalents	(881)	(304)

Net (decrease) increase in cash and cash equivalents	(4,510)	3,702
Cash and cash equivalents at beginning of period	24,703	18,083
Cash and cash equivalents at end of period	$20,193	$21,785

Supplemental Information Three Months Ended June 30,	2016	2015

Dividends paid per share	$0.27	$0.25